Exhibt 10.4
                                 FIRST AMENDMENT
                                       TO
                  TRANSITION SERVICES AND EMPLOYMENT AGREEMENT


     This First Amendment ("Amendment") is made as of this 2nd day of August, 2001, to a Transition Services and Employment Agreement ("Agreement"), dated as of January 5, 2001, by and between PLM International, Inc. ("Company") and Stephen M. Bess ("Employee").

Prior to the date of this Amendment, Company and Employee entered into the Agreement to provide for certain services by Employee to Company following the purchase of a controlling interest in Company by MILPI Acquisition Corp. Terms used in this Amendment, which are defined in the Agreement shall have the same meaning as they do in the Agreement.

Company desires to retain the services of Employee beyond the expiration of the Effective Period, on an "at-will" basis for a period undefined, and Employee is willing to remain employed by Company on that basis. Company and Employee are desirous of amending the Agreement to reflect certain terms of the continued service of Employee to Company.

NOW,  THEREFORE,  Company  and Employee agree to amend the Agreement as follows:

1.  Section  1,  Services  is  amended  to  read  in  its  entirety  as follows:

     Upon the expiration of the Effective Period, Employee will continue to be employed by Company in an executive and administrative capacity, namely, President and Chief Executive Officer of PLM Financial Services, Inc., at the San Francisco, California office of Company, and shall provide such services as Company's Board of Directors may from time to time reasonably assign to him for the Company or any subsidiary or affiliate.

     2.  Section  2,  Effective  Period  is  amended  to read in its entirety as
follows:     This  Agreement  shall  become  effective  on August 7, 2001, ("the
Effective  Period").

     3. Section 3, Compensation; (a) Base Salary is amended to read in its entirety as follows:

After the expiration of the Effective Period, Company shall pay Employee $20,833 per month, of which $15,833 represents base salary and $5,000 is consideration to Employee in exchange for Employee's agreement to sign the General and Special Release in the form attached to this Amendment as Exhibit A. Payment of compensation to Employee shall be made in a manner that is consistent with Company payroll practices and Company may deduct and withhold from all payments to be made to Employee the amounts required or permitted to be deducted or withheld pursuant to any provisions of any present or future applicable law or regulation, together with the right and authority to pay any such deductions or withholdings over to any party entitled to the same pursuant to the provisions of any such law, regulation or court order.

     4. Section 3, Compensation; (c) Benefits is amended to read in its entirety as follows:

      For a period of 24 months from the Effective Period or until the Employee is no longer employed with Company ("Employee's Termination"), which ever is less, but not less than 6 months, Employee shall be entitled to continue to participate in the then available Company sponsored dental, health, life insurance, disability and long-term care benefit plans and arrangements of Company (specifically excluding incentive compensation plans and arrangements, and qualified benefit plans) in effect on the date of termination subject to the eligibility requirements set forth by each of the respective coverage providers. Upon Employee's Termination under the terms of this Amendment, Employee shall be eligible for certain benefits under COBRA for a period of 18 months. Company shall pay the COBRA payments on Employee's behalf for the 18 month period ("the COBRA Period"). In addition, during the COBRA Period, Company shall pay the annual premium for Long Term Health Care benefits as provided through a Transamerica Long Term Care Policy for the Employee (policy # #89735984) and his Spouse, if Employee is married at the time, (#89895733). In lieu of the continued coverage provided herein, upon Employee's Termination, other than for cause, Employee may elect to receive, and Company agrees to pay Employee (if Employee so elects), an amount equal to the then-present value of the Company's cost of providing such benefits for the remaining period, discounted to the then-present value at a rate of eight per cent (8%) per annum.

5.     Reimbusement  of  Expenses:

      Company will continue to reimburse Employee for reasonable and necessary business expenses incurred on behalf of Company.

6.     At-Will  Employment:

     This Amendment establishes an "at-will" employee/employer relationship. Nothing in this Amendment shall be deemed to affect the nature of the "at-will" employment of Employee by the Company after the Effective Period, and nothing in this Amendment shall be construed to create a contract of employment for any fixed term, and it is expressly understood that the employment of Employee by the Company may be terminated by Employee or the Company, with or without notice, at any time for any reason, or no reason.

7. Section 6. Protective Covenants (a) Confidentiality is amended to read in its entirety as follows:

     The Employee agrees to keep in strict secrecy and confidence any and all information the Employee assimilates or to which the Employee has access during the Employee's employment by the Company and its affiliates, ("Company") and which has not been publicly disclosed and is not a matter of common knowledge in the fields of work of the Company ("Material"). The Employee agrees that both during and after the term of the Employee's employment by the Company, the Employee will not, without the prior written consent of the company, disclose any such confidential information to any third person, partnership, joint venture, company, corporation or other organization. The foregoing shall not be breached to the extent that such confidential information becomes a matter of general knowledge other than through a breach by the Employee of the Employee's obligations herein. If Employee is required (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Material, Employee will notify the Company promptly so that the Company may seek any appropriate protective order and/or take any other action. In the event that such protective order is not obtained, or that the Company waives compliance with the provisions hereof, (a) Employee may disclose to any tribunal or other person only that portion of the Material which Employee has been advised by legal counsel is legally required to be disclosed and shall use reasonable best efforts to obtain assurance that confidential treatment will be accorded such Material and (b) Employee shall not be liable for such disclosure unless such disclosure to such tribunal or other person was caused by, or resulted from, a previous disclosure by Employee not permitted by this Amendment.

8.     Section  5.  Release  is  Amended  to  read  as  follows:

     Notwithstanding any other provision of this Amendment or any other agreement between the Company and the Employee, Employee (or his beneficiaries or heirs) agrees to execute and deliver to Company, and does not revoke, a release of claims in the form attached hereto as Exhibit A; provided that, if any obligation under this Amendment remains outstanding as of the execution and delivery of such release, such obligations shall be excluded from the release and further release (relating only to such obligations) shall be executed and delivered (and not revoked) by Employee upon company's satisfaction of such remaining obligations.

9.     Legal  Review:

     Employee represents and warrants that he has been given ample opportunity to review this Amendment and attached Release with his Attorney of choice and has in fact had such review.

10. Section 3 Compensation (d) Deferred Compensation, Stock Options is amended to read in its entirety as follows:

     Notwithstanding anything herein to the contrary, the Indemnity Agreement, dated as of February 2, 1988, between Company and Employee, the Indemnification Agreement dated as of March 28, 1989, between Company and Employee shall continue in full force and effect.

11. The following Section(s) shall be deleted: Section 3 Compensation (b) Termination Payment, (e) Retention Bonus and Severance Bonus; (g) Section 280G.

      Other than as provided in this Amendment, all the terms and conditions of the Agreement shall remain the same.

IN WITNESS WHEREOF, Company and Employee have caused this Amendment to be duly executed and delivered as of the date first written above.
PLM  INTERNATIONAL,  INC.

By  _/  s  /  James  Coyne_______
    ----------------------
Name  in  Print  _James  Coyne__
                  ------------

EMPLOYEE:

__/  s  /  Stephen  M.  Bess_____
----------------------------
Stephen  M.  Bess



ACKNOWLEDGED  AND  AGREED:
MILPI  ACQUISITION  CORP.
By  /s/ James A. Coyne
Name  in  Print:  James A. Coyne
Title:     Vice  President